UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 16, 2008
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
Of incorporation)		Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port
Guernsey, British Isles		GY1 3RR

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
June 16, 2008 – Guernsey, Channel Islands – CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE:CNR; AMEX:CNR) announced today that a group of eight separate foreign private investors have signed non-binding letters of intent with the Company detailing the principal terms of a proposed standby underwriting agreement that upon execution is expected to provide an aggregate firm commitment to purchase up to $24.2 million in unsubscribed for shares in the Company’s planned rights issue first announced on April 23, 2008, thus ensuring a successful offering. The standby underwriters will agree to purchase, at the same subscription price as common stockholders, shares of CanArgo common stock not otherwise purchased by stockholders in the rights offering. The underwriting agreement, which will contain customary underwriting conditions including registering the offering with the U.S. Securities and Exchange Commission, is expected to be put in place once stockholder approval to the planned share capital expansion is obtained at the Company’s forthcoming annual meeting of stockholders.
Vincent McDonnell, Chairman, President and Chief Executive Officer commented, “We are extremely pleased to have signed the heads of terms with the potential underwriters who intend to fully guarantee the offering, and we see this as an expression of their confidence in the potential of CanArgo’s projects in Georgia. The planned financing will significantly strengthen CanArgo in the short-term and we believe will provide the capital resources to enable us to take advantage of the current high market price for oil by allowing us to progress our production enhancement strategy at the Ninotsminda Field. It will also enable us to move forward with our ongoing evaluation of the Manavi oil discovery”.
The foregoing does not constitute an offer to sell or a solicitation of an offer to purchase any securities by the Company which offer can only be made pursuant to an effective registration statement filed pursuant to the Securities Act and in compliance with all other applicable securities laws and stock exchange rules and regulations.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.

The information in this item 7.01 (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A copy of the Press Release is attached hereto as Exhibit 99.1,
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated June 16, 2008 issued by CanArgo Energy Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: June 16, 2008	By:	/s/ Jeffrey Wilkins

Jeffrey Wilkins, Corporate Secretary